================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                        Warwick Valley Telephone Company
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                        WARWICK VALLEY TELEPHONE COMPANY
                                 47 MAIN STREET
                             WARWICK, NEW YORK 10990

--------------------------------------------------------------------------------
              NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Warwick
Valley Telephone Company will be held at 2:00 p.m., local time, on Friday, April 27, 2001, at the Lycian Center at 1351 Kings Highway, Sugarloaf, New York, for the following purposes:

   I. To fix the number of Directors at ten until the next Annual Meeting;

  II. To elect three Directors in Class II;

 III. To approve the selection of auditors for the year ending December 31, 2001; and

  IV. To transact such other business as may properly be brought before the Meeting or any adjournment thereof.



The holders of the Common Stock of the Company of record at the close of business on March 31,2001 will be entitled to vote on each of the above matters.





                                   By the order of the Board of Directors
                                   Barbara Barber, Secretary
                                   April 6, 2001






                           IMPORTANT

You are cordially invited to attend the meeting in person.

Even if you plan to be present, you are urged to SIGN, DATE, AND MAIL the enclosed proxy promptly.

If you attend the meeting, you can vote either in person or by your proxy. All shares represented by valid proxies received prior to the meeting, pursuant to this solicitation, and not revoked before they are exercised, will be voted.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                        WARWICK VALLEY TELEPHONE COMPANY


                                                        April 6, 2001

     This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Warwick Valley Telephone Company (the "Company"), 47 Main Street, Warwick, New York 10990, to be used at the Annual Meeting of Shareholders of the Company to be held at 2:00 p.m., local time, on Friday, April 27, 2001, at the Lycian Center at 1351 Kings Highway, Sugarloaf, New York, and at any adjournment thereof, for the purposes set forth in the foregoing notice of meeting. Properly executed proxies received in time for the meeting will be voted in the manner set forth herein unless specifically otherwise directed by the shareholder, in which case they will be voted as directed. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time by delivering notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company before the proxy is voted.

     At the close of business on March 31, 2001, the Company had outstanding 1,803,282 shares of Common Stock, without par value (the "Common Stock"), and the then holders of record thereof will be entitled to one vote for each share so held by them on each of the matters to be considered at the meeting or any adjournments thereof.

     Pursuant to the Company's By-Laws, the election of any director requires an affirmative vote of a plurality and all other matters submitted require a majority of the votes of the Company's Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote and voting on that proposal. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as tellers for the meeting. The tellers will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of quorum. The tellers will treat "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which broker or nominee does not have discretionary power to vote on a particular matter) as if the broker never voted.

     The Annual Report to Shareholders for the fiscal year ended December 31, 2000, including financial statements, was mailed together with this Proxy Statement to all shareholders. Such report is not a part of the proxy soliciting material. THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY OF ITS SHAREHOLDERS, UPON SUCH SHAREHOLDER'S WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, BUT WITHOUT THE OTHER EXHIBITS ATTACHED THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: BARBARA BARBER, WARWICK VALLEY TELEPHONE COMPANY, 47 MAIN STREET, WARWICK, NEW YORK 10990.

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company personally, by telephone or telegraph. The approximate date on which this proxy statement and accompanying form of proxy are first being sent to shareholders is April 6, 2001.



                              ELECTION OF DIRECTORS

     The Company's By-Laws provide that the Board of Directors of the Company shall be divided into three classes of at least three Directors each. Such classes are designated "Class I", "Class II" and "Class III". The Directors in each Class are elected in alternating years for three-year terms. At this Annual Meeting, the number of Directors will be fixed at ten until the next Annual Meeting, and three Directors will be elected to Class II for terms which will last until the 2004 Annual Meeting of Shareholders (and until their respective successors shall have been elected and qualified).

     It is the intention of the persons named in the enclosed form of proxy to vote each proxy for the election of each of the nominees named below unless such authority is withheld:


                                    CLASS II

                                WISNER H. BUCKBEE
                              DR. JOSEPH E. DELUCA
                                  FRED M. KNIPP

     All of the foregoing nominees are presently serving as Directors of the Company, and their terms as such expire upon the election of Directors at this Annual Meeting.

     If any of the nominees shall be unable to serve, the proxy may be voted with the discretionary authority for a substitute chosen by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

        INFORMATION ABOUT DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTOR

NAME, AGE AND OTHER POSITION,                   PERIOD SERVED AS DIRECTOR AND
 IF ANY, WITH THE COMPANY                         PAST BUSINESS EXPERIENCE

--------------------------------------------------------------------------------
                              NOMINEES FOR CLASS II
                             (TERM WILL EXPIRE 2004)

Wisner H. Buckbee, 64........................Chairman of The Board since
   Chairman of the Board                     January, 2001; President of
                                             Wisner Farms, Inc., an
                                             operating dairy farm,
                                             since before 1996.

Joseph E. DeLuca, M.D., 50...................Physician, Vernon Urgent Care
                                             Center, Vernon, N.J., since
                                             before 1996.

Fred M. Knipp, 70............................President from 1988 until retiring in January 2000;
                                             President and Director of
                                             Warwick Valley Mobile
                                             Telephone Company,Inc., Warwick
                                             Valley Long Company, Inc., Warwick
                                             Valley Networks, Inc., and Hometown
                                             Online,  Inc., from prior to
                                             1996 until January 2000.



                     DIRECTORS WHOSE TERMS HAVE NOT EXPIRED
                           (ELECTED IN 1999 AND 2000)

Howard Conklin, Jr., 73......................Director since 1965 (Class I:
                                             current term expires in
                                             2003; Chairman of the Board since
                                             1988 until 2001; Chairman of the
                                             Board of Conklin & Strong, Inc., a
                                             retail lumber and building
                                             materials company located in
                                             Warwick, N.Y., from prior to 1996
                                             until 1998.

Philip S. Demarest, 64.......................Director since 1964 (Class III:
                                             current term expires in 2002);
                                             retired since 1998; Vice President,
                                             Secretary and Treasurer of the
                                             Company from prior to 1996 until
                                             1998; Secretary and Director of
                                             Warwick Valley Mobile Telephone
                                             Company, Inc., Warwick Valley Long
                                             Distance Company, Inc., and Warwick
                                             Valley Networks, Inc., and Hometown
                                             Online, Inc., from prior to 1996
                                             until 1998.

Robert J. DeValentino, 57....................Director since 1998 (Class I:
                                             current term expires in 2003);
                                             Executive Director of the Horton
                                             Healthcare Foundation since 1998;
                                             District Manager for Citizens
                                             Telecommunications in Middletown,
                                             N.Y., from prior to 1996 until
                                             1998.

Herbert Gareiss, Jr.,55......................Director since 1998 (Class III:
   Vice President                            current term expires in 2002);
                                             Assistant Secretary and Assistant
                                             Treasurer of the Company since 1980
                                             until 1990; Vice President since
                                             1990; Vice President and Director
                                             of Warwick Valley Mobile Telephone
                                             Company, Inc., Warwick Valley Long
                                             Distance Company, Inc., Warwick
                                             Valley Networks, Inc. and Hometown
                                             Online, Inc., since before 1996.

Corinna S. Lewis, 62.........................Director since 1994 (Class III:
                                             current term expires in 2002):
                                             retired public relations
                                             consultant.

Henry L. Nielsen, Jr., 74....................Director since 1984 (Class I:
   Vice Chairman of the Board                current term expires in 2003); Vice
                                             Chairman of the Board since 1992;
                                             President of Nielsen Construction
                                             Company, Inc., a heavy construction
                                             and earth-moving company located in
                                             Warwick, N.Y., since before 1996.

M. Lynn Pike, 54.............................Director since 2000 (Class I:
   President                                 current term expires in 2003);
                                             President of the Company since
                                             January 2000; General Manager of
                                             Geneseo Telephone Company and Chief
                                             Operating Officer of Illinois PCS
                                             in Geneseo, Ill., from 1996 until
                                             January 2000; Managing Director for
                                             United Telecom International in
                                             Budapest, Hungary prior to 1996.

THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Board of Directors held twelve regular meetings in 2000. The Company has standing Audit, Officers' Compensation, and Nominating Committees of the Board of Directors. Each Director attended 75% or more of the combined total of meetings of the Board of Directors and the Committees on which he or she served in 2000.

     The Audit Committee held two meetings in 2000. Director DeValentino is Chairman of the Committee and Directors Buckbee, Conklin, DeLuca, Lewis and Nielsen are members. The Audit Committee's duties and responsibilities include recommending to the Board the engagement of the independent auditors, approving the plan and scope of the audit and the fee before the audit begins and, following the audit, reviewing the results and the independent auditors' comments on the Company's system of internal accounting controls with the independent auditors. The Committee also advises the Board as to the implementation of recommendations which have been made pursuant to suggestions of the independent auditors.

     In carrying out these functions, the Audit Committee represents the Board in discharging its responsibility of oversight, but the existence of the Committee does not alter the traditional roles and responsibilities of the Company's management and the independent auditors with respect to the accounting and control functions and financial statement presentation.

     The Officers' Compensation Committee held three meetings in 2000. Director Knipp is Chairman of the Committee and Directors Buckbee, Conklin, DeLuca, Demarest, DeValentino, Lewis and Nielsen are members. The Committee makes specific salary recommendations to the Board concerning officers of the Company and reviews salaries of other management personnel.

     The Nominating Committee held two meetings in 2000. Director Demarest is Chairman and Directors Gareiss and Lewis are members. The Nominating Committee recommends to the Board the names of Directors to be recommended for election or re-election by the shareholders at the Annual Meeting. The Nominating Committee is not precluded from considering written recommendations for nominees from shareholders. For the 2002 Annual Meeting, such recommendations, together with a description of the proposed nominee's qualifications and other relevant biographical information, are to be sent to the Secretary of the Company not later than December 17, 2001.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership information as of March 31, 2001 regarding each Director, nominee for Director and officer and all Directors, nominees and officers as a group, with respect to each class of the Company's outstanding equity securities. Holders of shares of the Company's 5% Series Preferred Shares, $100 par value (5% Preferred), are not entitled to vote those shares at the Annual Meeting for which this Proxy statement has been prepared.

                                       AMOUNT AND NATURE
                     NAME OF            OF  BENEFICIAL             PERCENT
TITLE OF CLASS   BENEFICIAL OWNER      OWNERSHIP (SHARES)          OF CLASS
--------------------------------------------------------------------------------
Common Stock     Barbara Barber               6,064                   0.34%
Common Stock     Wisner H. Buckbee            6,114                   0.34%
5% Preferred     Wisner H. Buckbee               20                   0.40%
Common Stock     Howard Conklin, Jr.          9,720(1)                0.54%
Common Stock     Joseph E. DeLuca             1,700(1)                0.09%
Common Stock     Philip S. Demarest           9,606                   0.53%
5% Preferred     Philip S. Demarest              10                   0.20%
Common Stock     Robert J. DeValentino          500                   0.03%
Common Stock     Herbert Gareiss, Jr.        14,924(1),(2),(3)        0.83%
Common Stock     Bonnie Jackowitz             4,713                   0.26%
Common Stock     Fred M. Knipp               14,957(1)                0.83%
5% Preferred     Fred M. Knipp                   85                   1.70%
Common Stock     Corinna S. Lewis             2,408                   0.13%
5% Preferred     Corinna S. Lewis                15                   0.30%
Common Stock     Dorinda M. Masker            1,224(1),(2)            0.07%
Common Stock     Henry L. Nielsen, Jr.          300                   0.02%
Common Stock     M. Lynn Pike                   533                   0.03%
Common Stock     Brenda A. Schadt             6,190                   0.34%
5% Preferred     Brenda A. Schadt                 5                   0.10%
Common Stock     Colleen Shannon              2,197                   0.12%
5% Preferred     Colleen Shannon                  2                   0.04%
Common Stock     Robert A. Sieczek            3,394(3)                0.19%

All Directors, nominees for Director and officers as a group:

TOTAL COMMON STOCK.......84,544     4.69% of the class
TOTAL 5% PREFERRED..........137     2.74% of the class
--------------------------------------------------------------------------------

(1)  Includes shares held by spouse.
(2)  Includes shares held in trust for children.
(3)  Includes shares which may be voted pursuant to power of attorney.

     As of March 31, 2001, the only holders of more than 5% of the Company's Common Stock known to the Company were Mr. Earl V. Barry,
Warwick, New York 10990, who holds 120,340 shares (6.67%) and Orange County Trust Company, 75 North Street, Middletown, New York 10940, which holds 121,900 shares (6.76%) as trustee or custodian. The Trust Company has sole power to vote and dispose of all 121,900 shares.


EXECUTIVE COMPENSATION

      The following table sets forth all compensation paid by the Company during the last three fiscal years to each executive officer.


                           SUMMARY COMPENSATION TABLE

NAME AND                                                       OTHER ANNUAL
PRINCIPAL POSITION            YEAR         SALARY($)*          COMPENSATION**
--------------------------------------------------------------------------------

M. Lynn Pike                  2000        $182,596.07            $17,668.01
 President and Director
 (Hired January 3, 2000)


Herbert Gareiss, Jr.          2000        $145,442.23            $18,621.15
 Vice President and Director  1999        $133,576.70            $11,850.14
                              1998        $123,615.20            $ 7,526.74

Larry Drake                   2000        $138,615.29            $10,942,88
 Vice President               1999        $136,538.40            $10,755.12
 (Hired on August 24, 1998)   1998        $ 49,250.00            $ 1,989.87

Brenda A. Schadt              2000        $113,557.65            $ 5,807.46
 Vice President               1999        $ 94,461.49            $ 4,812.72
 (Promoted September 1, 1999


  *Includes one week's salary as annual bonus for the years 2000, 1999 and 1998.

 **Directors' fees, where applicable, Company match of 401K contributions and Company-paid life insurance premiums.


Directors of the Company receive $450, and the Chairman receives $675, for each regular or special meeting of the Board which they attend. Directors who are not employees of the Company also receive $225 for each committee meeting.


-----------------REPORT OF OFFICERS' COMPENSATION COMMITTEE---------------------
                                                              April 5, 2000

COMPENSATION PHILOSOPHY AND POLICY

     We believe that a compensation program should offer performance-based compensation to the Company's employees and reward employees whose results enable the Company to achieve its vision. The executive compensation program is designed to measure and enhance executive performance.


     The Company's executive compensation program has two components:
           -  Base Salary
           -  Annual Bonus

     These components are designed to provide incentives and motivate key executives whose efforts and job performance will enhance the strategic well-being of the Company and maximize value to its shareholders. The program is also structured to attract and retain the highest caliber executives.

     The executive compensation program compensates the individual executive officers based on the Company's consolidated performance and the individual's contribution. The program is designed to be competitive with compensation programs offered by comparable employers.

     Public information concerning salaries paid by companies in the telecommunications and related industries is used to determine what a comparable firm would consider an appropriate performance-based compensation package for its executives.

BASE SALARY

     The salaries of the executive officers, including Mr. Pike, were determined based on the executive's performance and an analysis of base salaries paid executive officers having similar responsibilities in other companies. The level of Mr. Pike's base salary was also based upon a subjective assessment of his individual performance and responsibilities as well as overall corporate performance as measured by actual earnings per share, cash flow and growth of the business. The performance of other executive officers is measured similarly, but the criteria used to determine their compensation is based more on their individual responsibilities. No relative weights are attributed to any specific measurement factors.

ANNUAL BONUS

     The Company's annual bonus plan is designed to reward all Company employees on the basis of consolidated corporate results during the past year. Employees including officers may be entitled to a cash bonus of up to one week's salary based on the change in consolidated corporate earnings for the current year as compared to the immediate previous year.

           Wisner H. Buckbee, Chairman                  Robert J. DeValentino
           Howard Conklin, Jr.                          Fred M. Knipp
           Dr. Joseph E. DeLuca                         Corinna S. Lewis
           Philip S. Demarest                           Henry L. Nielsen, Jr.

REPORT OF THE AUDIT COMMITTEE TO SHAREHOLDERS

     The following report of the Audit Committee of the Board of Directors (the "Audit Committee") required by the rules of the SEC to be included in this proxy statement shall not be deemed incorporated by reference by any statement incorporating this proxy statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Act.

     The Audit Committee is comprised of six members of the Company's Board of Directors, each of whom is independent pursuant to the New York Stock Exchange's listing standards. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, included as Appendix A to this Proxy Statement. The Audit Committee, among other things, recommends to the Board: (a) that the audited financial statements be included in the Company's Annual Report on Form 10-K and (b) the selection of the independent auditors to audit the books and records of the Company.

     The Audit Committee has: (a) reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with the Company's management and with Bush & Germain, the Company's independent auditors; (b) discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and received and discussed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Statement No. 1 (Independent Discussions with Audit Committee). Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

           Robert J. DeValentino, Chariman           Dr. Joseph E. DeLuca
           Wisner H. Buckbee                         Corinna S. Lewis
           Howard Conklin, Jr.                       Henry L. Nielsen, Jr.



PERFORMANCE GRAPH

         This graph shows, as a percentage, the Company's cumulative total shareholder return, assuming reinvestment of dividends, against the Russell 2000, a widely regarded stock market index representing 2000 small cap companies whose average market capitalization is $255 million. A variety of factors may be used in order to assess a corporation's performance. This Performance Graph, which reflects the Company's total return against the Russell 2000, reflects one such method. For the period from January 1, 1996 through December 31, 1997 the shareholder return values for the Company included in the graph are based on a valuation prepared annually for the Company by an independent appraisal firm in connection with the Company's 401K Plans including the Savings Plan for Management Employees discussed later in this proxy statement. The values for year end 1998, 1999 and 2000 was established by using the NASDAQ closing price on the last day in December on which the Company's common stock traded, which was December 16, 1998, December 29, 1999 and December 26, 2000.

                                    [GRAPH]

                          ANNUAL PERCENTAGE CHANGE IN
                         CUMULATIVE SHAREHOLDER RETURN


                1996    1997    1998    1999    2000
                ----    ----    ----    ----    ----


Index           16.53   42.43   39.26   68.98   64.08

WVTC            26.21   59.82  126.58  174.82  147.55

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The members of the Officers' Compensation Committee at the end of the last completed fiscal year were Mr. Buckbee, Mr. Conklin, Dr. DeLuca, Mr. Demarest, Mr. DeValentino, Mr. Knipp, Mrs. Lewis and Mr. Nielsen. None of these persons were, during 2000, an officer or employee of the Company or any of its subsidiaries. Mr. Demarest and Mr. Knipp are former officers and employees of the Company, having retired in 1998 and January 3, 2000, respectively.

     The full Board of Directors accepted the recommendation of the Officers' Compensation Committee concerning all officers' compensation. Mr. Pike and Mr. Gareiss are Directors of the Company and, during 2000 participated in those deliberations of the Company's Board of Directors in which the Board accepted the Officers' Compensation Committee's recommendations concerning executive officer compensation. Mr. Pike and Mr. Gareiss are not members of the Officers' Compensation Committee. No executive officer of the Company has, during 2000 or previously, served as a director or member of the compensation committee of any other entity that has an executive officer who serves or has served either as a member of the Officers' Compensation Committee or as a member of the Board of Directors of the Company.

     The Company's Management Retirement Plan (the "Plan") covers all management employees over the age of 21 who have completed one year of eligible service. The Plan benefits are fully vested after five years of service. Normal retirement under the plan is at age 60. An employee's accumulated monthly retirement benefit equals either: (1) 2-1/2% times years of service times average monthly earnings (maximum benefit not to exceed the lesser of 25% of average monthly earnings on a monthly basis or $10,800 annually); or (2) 1% times years of service times average monthly earnings. Retirement benefits for employees hired prior to December 1, 1985 are determined by using the calculation that results in the highest amount. Retirement benefits for employees hired on or after December 1, 1985 are calculated by using the second method. One year of benefit service has been credited to Lynn Pike, twenty years of benefit services are currently credited to Herbert Gareiss, Jr., two years of benefit service are currently credited to Larry Drake and thirty-eight years of benefit service are currently credited to Brenda A. Schadt. Average monthly earnings equal the highest average earnings per month during any three consecutive twelve-month periods within the last ten twelve-month periods immediately preceding retirement. The Plan does not provide for any deductions for social security benefits received.

     Annual benefits payable at age 60 to Plan participants are illustrated in the following Table:

AVERAGE ANNUAL SALARY
 DURING HIGHEST PAID
   PERIOD OF THREE              ANNUAL RETIREMENT BENEFITS
  CONSECUTIVE YEARS              YEARS OF BENEFIT SERVICE
--------------------------------------------------------------------------------
                      5         10         15        20         30
                    -----     ------     ------     ------     -------
$ 110,000           5,500     11,000     16,500     22,000     33,000
$ 130,000           6,500     13,000     19,500     26,000     39,000
$ 150,000           7,500     15,000     22,500     30,000     45,000
$ 170,000           8,500     17,000     25,500     34,000     51,000
$ 190,000           9,500     19,000     28,500     38,000     57,000
$ 210,000          10,500     21,000     31,500     42,000     63,000
$ 230,000          11,500     23,000     34,500     46,000     69,000
$ 250,000          12,500     25,000     37,500     50,000     75,000


     The Company's Savings Plan for Management Employees (the "Savings Plan") covers all active management employees of the Company. Eligible employees are permitted to make contributions of up to 15% of their total compensation before taxes, up to a statutory maximum ($10,500 in 2000), to a choice of predefined funds maintained by the trustee of the Savings Plan. Eligible employees may apply accumulated contributions towards the purchase of shares of the Company's common stock. The common stock is acquired in brokerage transactions at the market price as of the transaction date. The Company has agreed to make matching contributions of one dollar for every dollar contributed by a management employee, up to a maximum Company contribution of 9% (8% in 2000) of total compensation. Participants are fully vested in the Company's contributions to their Savings Plan accounts immediately. The trustee of the Plan is the Charles Schwab Trust Company.

AUDITORS' FEES

     Audit Fees: For professional services rendered in connection with the audit of the Company's annual financial statements for 2000 and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for 2000, Bush and Germain billed the Company fees in the aggregate amount of $38,600.

     All Other Fees: For professional services other than those described above rendered for 2000, Bush and Germain billed the Company fees in the aggregate amount of $6,000.


     The Audit Committee has considered whether the provision of services described above and "ALL OTHER FEES" is compatible with maintaining the independence of Bush and Germain.


CERTAIN TRANSACTIONS WITH DIRECTORS

     During 1999 and 2000, the Company paid a total of $225,031.00 and $225,860.00, respectively, to John W. Sanford & Son, Inc., of which Corinna
S. Lewis, a Director of the Company, is a director and shareholder. These amounts were paid as premiums on property, liability and workers' compensation insurance policies maintained by the Company. The management of the Company believes that the transactions with John W. Sanford & Son, Inc. are on terms as favorable as those available from unaffiliated third parties.



             APPROVAL OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Bush & Germain as independent public accountants for the Company for the year 2001. Shareholder approval of this appointment is requested. In the event a majority of the votes cast are against approval, the Board of Directors will reconsider the appointment. A representative of Bush & Germain is not expected to attend the Annual Meeting.


                 OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

     The Board of Directors knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matter should properly come before this Annual Meeting it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matter.


                              SHAREHOLDER PROPOSALS

     Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with the regulations of the Securities and Exchange Commission. If a shareholder intends to present a proposal at next year's Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company (at 47 Main Street, Warwick, New York 10990) not later than December 17, 2001 in order to be included in the Company's proxy statement and form of proxy relating to that Meeting. Under the rules of the Securities and Exchange Commission, shareholders submitting such proposals are required to have held shares of the Company's Common Stock amounting to at least $2,000 in market value or one percent of the Common Stock outstanding for at least one year prior to the date on which such proposals are submitted. Furthermore, such shareholders must continue to own at least that amount of the Company's Common Stock through the date on which the Annual Meeting is held.

       Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows a company to exercise discretionary voting authority to vote on matters coming before an annual meeting of shareholders if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of shareholders or the date specified by an advance notice provision in the company's by-laws. The By-Laws of Warwick Valley Telephone Company do not contain an advance notice provision. The date by which shareholders must have submitted their proposals for the Company's 2002 Annual Meeting of Shareholders for purposes of Rule 14a-4 is February 1, 2002.

                          AUDIT COMMITTEE CHARTER              (APPENDIX A)

ORGANIZATION:

       The Audit Committee of the Board of Directors shall be composed of Directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as an Audit Committee member.

MEMBERSHIP:

       The membership of the Audit Committee shall consist of at least five independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee Chairman shall be designated by the full Board of Directors.

STATEMENT OF POLICY:

       The Audit Committee shall provide assistance to the Corporate Directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the corporation.


RESPONSIBILITIES:

       In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practice of the corporation are in accordance with all requirements and are of the highest quality.

       IN CARRYING OUT THESE RESPONSIBILITIES THE AUDIT COMMITTEE WILL:

       Recommend to the Board of Directors the independent auditors, to be nominated, approve the compensation of the independent auditors, and review and approve the discharge of the independent auditors.

       Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

       The Audit Committee will provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present.

       REVIEW WITH AUDITORS AT THE COMPLETION OF THE ANNUAL EXAMINATION:

         (a)   The company's annual financial statement and related footnotes.

         (b) The independent accountant's audit of the financial statements and his or her report thereon.

         (c) Any significant changes required in the independent accountant's audit plan.

         (d) Any serious difficulties or disputes with management encountered during the course of the audit.

         (e) Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

         (f) Any difficulties encountered in the course of the audits, including any restrictions on the scope of the work or access to required information.

CONSIDER AND REVIEW WITH MANAGEMENT:

         (a) Significant findings and recommendations of the auditors during the year and management's responses thereto.

         (b) Any changes required in the planned scope of the company's audit plan.


Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

Inquire of management and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risk to the company.

Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for members of the Board of Directors.

The Audit Committee will perform such other functions as assigned by law, the company's charter or by-laws, or the Board of Directors.

               - Please Detach and Mail in the Envelope Provided -


A [X] Please mark your
      votes as in this
      example.

              FOR all           WITHHOLD      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE RESOLUTIONS.
              nominees          AUTHORITY
              listed at         to vote
              right (except     for all
              as marked         nominees                                                        FOR     AGAINST    ABSTAIN
              to the           listed at     NOMINEES:              I.  PROPOSAL TO FIX THE      [ ]      [ ]         [ ]
              contrary)          right                                  NUMBER OF DIRECTORS
                                                                        AT TEN until the
II. ELECTION                                 Wisner H. Buckbee          Company's next Annual
       OF       [ ]               [ ]        Dr. Joseph E. DeLuca       meeting.
    DIRECTORS:                               Fred M. Knipp
                                                                  III.  PROPOSAL TO APPROVE
                                                                        THE APPOINTMENT OF
INSTRUCTION:  To withhold authority to vote                             OF BUSH AND GERMAIN,     [ ]      [ ]         [ ]
for any individual nominee, strike a line                               PC as the independent
through the nominee's name in the list                                  public accountants of
at right.                                                               the Company for the
                                                                        year ending December
                                                                        31,2001.

                                                                   IV.  In their discretion, the Proxies are authorized
                                                                        to vote upon such other business as may properly
                                                                        come before the Annual Meeting.



Signature_________________________________________________________WITNESS my hand this _____day of _________, 2001

NOTE: Please sign exactly as name appears heron. When shares are held by joint tenants both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.